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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

Weingarten Realty Investors:

     We consent to the incorporation by reference in Registration Statements No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402 and No. 33-
54404 on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 33-25581 on Form S-8 and in Registration Statements No. 33-57659 and No. 33-54529 on Form S-3 of our report dated February 22, 1996 appearing in this Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 1995.



DELOITTE & TOUCHE  LLP

Houston, Texas
March  26,1996